CASE NAME: Vanguard Airlines, Inc.			MONTHLY OPERATING REPORTS											FORM OPR-1A
CASE NUMBER: 02-50802-11-JWV			COMPARATIVE BALANCE SHEETS

	PETITION	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
	DATE	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING
ASSETS	07/30/02										05/31/03	06/30/03	07/31/03	08/31/03	09/30/03	10/31/03
	(A)
CURRENT ASSETS
Cash	1,183,744										3,630,524	3,807,792	3,687,176	4,071,808	4,067,664	4,262,262
Accounts Receivable, Net (Sched. A)	7,281,816										5,453,082	5,457,099	5,459,397	5,146,670	5,150,217	5,135,167
Inventory, At Lower Of Cost Or Market	2,821,171										2,635,915	2,619,189	2,577,090	2,534,063	2,519,520	2,409,904
Prepaid Expenses	2,805,143										1,075,025	1,037,556	1,030,154	1,030,154	1,036,058	1,025,667
Collateral held by credit card processors	10,685,625										1,161,826	1,101,500	1,100,654	1,100,812	1,101,987	1,102,883

Total Current Assets	24,777,499										13,956,372	14,023,136	13,854,471	13,883,507	13,875,446	13,935,883

PROPERTY, PLANT & EQUIPMENT (Sched. B)	19,805,001										12,477,140	12,203,727	11,839,232	11,733,433	11,633,921	7,164,769
Less Accumulated Depreciation	12,184,735										7,922,765	7,761,086	7,607,143	7,549,219	7,487,542	4,760,716

Net Property	7,620,266										4,554,375	4,442,641	4,232,089	4,184,214	4,146,379	2,404,053

OTHER ASSETS (Describe)	0
Deferred debt issuance costs - warrants	686,638										686,638	686,638	686,638	686,638	686,638	686,638
Leased aircraft deposits	3,598,000										3,598,000	3,598,000	3,598,000	3,598,000	3,598,000	3,598,000
Security deposits	630,580										630,580	630,580	630,580	630,580	630,580	630,580
Other - Attachment 1	1,443,356										66,935	66,935	66,935	66,935	66,935	66,935
Total Other Assets	6,358,574										4,982,153	4,982,153	4,982,153	4,982,153	4,982,153	4,982,153

TOTAL ASSETS	38,756,339										23,492,900	23,447,930	23,068,713	23,049,874	23,003,978	21,322,089
[Note explanations on page 2]

I CERTIFY UNDER PENALTY OF PERJURY THAT THE FOLLOWING OPERATING REPORTS, CONSISTING OF ___ PAGES ARE TRUE AND CORRECT.

Date submitted_________Signed_______ Vivian C. Stewart, Controller Vivian C. Stewart, Controller

CASE NAME: Vanguard Airlines, Inc.			MONTHLY OPERATING REPORTS
CASE NUMBER: 02-50802-11-JWV			COMPARATIVE BALANCE SHEETS

	PETITION	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
	DATE	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING
LIABILITIES & STOCKHOLDERS' EQUITY	07/30/02										05/31/03	06/30/03	07/31/03	08/31/03	09/30/03	10/31/03
	(A)
LIABILITIES
Post Petition Liabilities (Sched. C)											877,107	1,023,318	899,492	857,796	881,552	659,749

Pre Petition Liabilities
Notes Payable - Secured	7,735,867										7,684,237	7,684,237	7,684,237	7,684,237	7,684,237	7,684,237
Priority Debt	23,194,906										13,841,885	13,839,176	13,835,476	13,833,931	13,833,931	13,833,931
Unsecured Debt	65,313,623										66,839,620	66,884,256	66,212,393	66,359,903	66,447,048	66,433,420
Other

Total Pre Petition Liabilities	96,244,396										88,365,742	88,407,670	87,732,106	87,878,071	87,965,216	87,951,588

Total Liabilities	96,244,396										89,242,849	89,430,988	88,631,598	88,735,867	88,846,768	88,611,337

STOCKHOLDERS' EQUITY
Preferred Stock	590										590	590	590	590	590	590
Common Stock	43,099										43,099	43,099	43,099	43,099	43,099	43,099
Paid-In Capital	105,517,030										105,517,030	105,517,030	105,517,030	105,517,030	105,517,030	105,517,030
Retained Earnings
Through Filing Date	(163,048,776)										(163,048,776)	(163,048,776)	(163,048,776)	(163,048,776)	(163,048,776)	(163,048,776)
Post Filing Date	0										(8,261,892)	(8,495,001)	(8,074,828)	(8,197,936)	(8,354,733)	(9,801,191)

Total Stockholders' Equity	(57,488,057)										(65,749,949)	(65,983,058)	(65,562,885)	(65,685,993)	(65,842,790)	(67,289,248)

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	38,756,339										23,492,900	23,447,930	23,068,713	23,049,874	23,003,978	21,322,089

(A) 7/30/02 balances have been revised to replace estimates with actuals as they become known.

CASE NAME: Vanguard Airlines, Inc.														FORM OPR-2
CASE NUMBER: 02-50802-11-JWV		STATEMENT OF INCOME (LOSS)

	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	6 MONTH
	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	TOTAL
										05/31/03	06/30/03	07/31/03	08/31/03	09/30/03	10/31/03	10/31/03

GROSS SALES (INCOME)										20,267	2,990	3,131	2,922	2,997	199,783	232,090

COST OF GOODS SOLD
Materials										0	0	0	0	0	0	0
Labor - Direct										0	0	0	0	0	0	0
Manufacturing Overhead										0	0	0	0	0	0	0

Total Cost of Goods Sold										0	0	0	0	0	0	0

GROSS PROFIT										20,267	2,990	3,131	2,922	2,997	199,783	232,090

OPERATING EXPENSES
Selling and Marketing										0	0	0	0	0	0	0
Executive & Mgmt. Salaries										29,451	23,361	22,391	21,000	17,818	20,826	134,847
Office & Other Salaries										3,248	2,824	0	0	0	0	6,072
Rent (B)										14,701	14,701	14,701	14,701	18,151	3,500	80,455
Chargeback Fees and Write-offs - Attachment 2										1,939	0	0	0	0	(500)	1,439
Other - Attachment 2										18,245	6,789	17,543	12,288	8,250	2,833	65,947
																0
Total Operating Expenses										67,584	47,676	54,635	47,989	44,219	26,659	288,761
																0
OTHER EXPENSES																0
Quarterly Fees										1,250	1,250	1,250	1,250	1,250	1,250	7,500
Depreciation										0	0	0	0	0	0	0
Loss on Disposition of Assets - Attachment 3										246,059	42,842	97,699	26,791	14,325	1,530,333	1,958,050
Gain on Debt Forgiveness - Attachment 4										0	0	(670,626)	0	0	0	(670,626)
Attorney's Fees										183,629	144,330	100,000	50,000	100,000	75,000	652,959
Other Professional Fees										0	0	0	0	0	13,000	13,000
																0
Total Other Expenses										430,938	188,423	(471,676)	78,041	115,575	1,619,583	1,960,883
																0
Total Expenses										498,522	236,099	(417,042)	126,030	159,794	1,646,241	2,249,644
																0
NET INCOME (LOSS)										(478,254)	(233,109)	420,173	(123,108)	(156,797)	(1,446,458)	(2,017,554)

CASE NAME: Vanguard Airlines, Inc.		STATEMENT OF SOURCE AND USE OF CASH									FORM OPR-3
CASE NUMBER: 02-50802-11-JWV
	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	6 MONTH
	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	TOTAL
										05/31/03	06/30/03	07/31/03	08/31/03	09/30/03	10/31/03	10/31/03
CASH DIFFERENCE
Current Ending Cash Balance										3,630,524	3,807,792	3,687,176	4,071,808	4,067,664	4,262,262	4,262,262
Less Ending Prior Month Balance										2,392,812	3,630,524	3,807,792	3,687,176	4,071,808	4,067,664	2,392,812

NET CASH INCREASE(DECREASE)										1,237,712	177,268	(120,616)	384,632	(4,144)	194,598	1,869,450

SOURCES OF CASH
Income (Loss) From Operations										(478,254)	(233,109)	420,173	(123,108)	(156,797)	(1,446,458)	(2,017,554)
Add: Non-cash items (Depr. & Amort.)										0	0	0	0	0	0	0

Cash Generated From Operations										(478,254)	(233,109)	420,173	(123,108)	(156,797)	(1,446,458)	(2,017,554)

Add: Decrease in Assets
Accounts Receivable										751,198	0	0	312,727	0	15,050	1,078,975
Inventory										19,229	16,726	42,099	43,027	14,543	109,616	245,240
Prepaid Expenses										653,394	37,469	7,402	0	0	10,391	708,656
Property, Plant & Equipment										257,644	111,734	210,552	47,875	37,835	1,742,326	2,407,966
Other Current Assets										0	60,326	846	0	0	0	61,172
Other Assets										0	0	0	0	0	0	0

Increase in Liabilities:
Post Petition Liabilities										0	146,211	0	0	23,756	0	169,967
Pre Petition Liabilities										182,525	41,928	0	145,965	87,145	0	457,563

TOTAL SOURCES OF CASH										1,385,736	181,285	681,072	426,486	6,482	430,925	3,111,985

USE OF CASH
Subtract: Increase in Assets
Accounts Receivable										0	4,017	2,298	0	3,547	0	9,862
Inventory										0	0	0	0	0	0	0
Prepaid Expenses										0	0	0	0	5,904	0	5,904
Property, Plant & Equipment										0	0	0	0	0	0	0
Other Current Assets										20,564	0	0	158	1,175	896	22,793
Other Assets										0	0	0	0	0	0	0

Decrease in Liabilities:
Post Petition Liabilities										127,460	0	123,826	41,696	0	221,803	514,785
Pre Petition Liabilities										0	0	675,564	0	0	13,628	689,192
																0
TOTAL USE OF CASH										148,024	4,017	801,688	41,854	10,626	236,327	1,242,536
																0
NET CASH INCREASE (DECREASE)										1,237,712	177,268	(120,616)	384,632	(4,144)	194,598	1,869,449

CASE NAME: Vanguard Airlines, Inc.
CASE NUMBER: 02-50802-11-JWV	SCHEDULE OF ACCOUNTS RECEIVABLE AGING				SCHEDULE A

	TOTAL
	ACCOUNTS	0-30	31-60	61-90	91-120	OVER 120
	RECEIVABLE	DAYS	DAYS	DAYS	DAYS	DAYS

Date of Filing:_7/29/02________	7,280,871	3,446,898	58,320	335,262	35,345	3,405,046
% of Total	100%	47.34%	0.80%	4.60%	0.49%	46.77%

Month:___05/31/03_____________	5,453,082	43,724	17,238	1,777	71,416	5,318,927
% of Total	100%	0.80%	0.32%	0.03%	1.31%	97.54%

Month:___06/30/03_____________	5,457,099	28,986	18,755	17,238	1,777	5,390,343
% of Total	100%	0.53%	0.34%	0.32%	0.03%	98.78%

Month:___07/31/03_____________	5,134,992	28,127	10,084	10,192	10,808	5,075,782
% of Total	100%	0.55%	0.20%	0.20%	0.21%	98.85%

Month:___08/31/03_____________	5,146,670	35,484	8,484	9,300	9,785	5,083,617
% of Total	100%	0.69%	0.16%	0.18%	0.19%	98.77%

Month:___09/30/03_____________	5,150,217	32,299	1,118	159	414	5,116,227
% of Total	100%	0.63%	0.02%	0.00%	0.01%	99.34%

Month:___10/31/03_____________	5,135,167	33,352	-	-	-	5,101,815
% of Total	100%	0.65%	0.00%	0.00%	0.00%	99.35%

CASE NAME: Vanguard Airlines, Inc.		SCHEDULE B
CASE NUMBER: 02-50802-11-JWV

	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
	05/31/03	06/30/03	07/31/03	08/31/03	09/30/03	10/31/03

FIXED ASSETS - Net Book Values:
Rotables	2,568,154	2,533,129	2,498,182	2,453,760	2,420,414	2,404,053
Office Equipment	1,071,757	1,065,828	1,059,043	1,058,505	1,058,505	-
Aircraft Improvements	-	-	-	-	-	-
Ground Equipment	502,529	433,088	271,820	270,563	270,563	-
Tools and Calibrated Tools	257,497	257,497	250,182	248,926	244,437	-
Leasehold Improvments	-	-	-	-	-	-
Vehicles	30,486	30,486	30,486	30,486	30,486	-
Furniture and Fixtures	123,952	122,612	122,376	121,973	121,973	-

Other_________________

TOTAL FIXED ASSETS - Net Book Value	4,554,375	4,442,641	4,232,089	4,184,214	4,146,379	2,404,053

CASE NAME: Vanguard Airlines, Inc.
CASE NUMBER: 02-50802-11-JWV

	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
	05/31/03	06/30/03	07/31/03	08/31/03	09/30/03	10/31/03

TRADE ACCOUNTS PAYABLE	300,386	299,167	299,167	299,167	299,167	302,167

TAXES PAYABLE:
Federal Payroll Taxes
State Payroll Taxes
State Sales Taxes
Local Payroll Taxes
Real Estate & Pers. Prop. Taxes
Franchise Taxes	25,000	25,000	25,000	25,000	25,000	25,000

TOTAL TAXES PAYABLE	25,000	25,000	25,000	25,000	25,000	25,000

OTHER LIABILITIES:
Post Petition Secured Debt
Accrued Interest Payable
Other Accrued Liabilities	209,096	203,878	172,378	220,985	228,235	226,378
Payroll	2,416	1,297	2,972	11,692	9,198	6,768
Accrued Attorney's Fees	339,709	493,476	399,476	300,452	319,452	99,436
Accrued Chargeback Processing Fees	500	500	500	500	500	0

TOTAL OTHER LIABILITIES	551,721	699,151	575,325	533,629	557,385	332,582

TOTAL POST PETITION DEBT	877,107	1,023,318	899,492	857,796	881,552	659,749

CASE NAME: Vanguard Airlines, Inc.
CASE NUMBER: 02-50802-11-JWV

Other Assets - Attachment 1
		7/31/2002	5/31/03	6/30/03	7/31/03	8/31/03	9/30/03	10/31/03
		Amount	Amount	Amount	Amount	Amount	Amount	Amount
	Deferred Debt Costs
	1420-0-04-000
IAC		66,934.65	66,934.65	66,934.65	66,934.65	66,934.65	66,934.65	66,934.65

	Other Assets - LOC
	1890-0-01-000
Denver	PaineWebber Inc.	495,620.00	0.00	0.00	0.00	0.00	0.00	0.00
Pittsburgh	PaineWebber Inc.	69,904.00	0.00	0.00	0.00	0.00	0.00	0.00
Delta	PaineWebber Inc.	70,000.00	0.00	0.00	0.00	0.00	0.00	0.00

	New Aircraft Finders Fee
	1890-0-02-000
Seabury	MD-80s	645,909.68	0.00	0.00	0.00	0.00	0.00	0.00
Seabury	737s	94,987.48	0.00	0.00	0.00	0.00	0.00	0.00

	Totals:	1,443,355.81	66,934.65	66,934.65	66,934.65	66,934.65	66,934.65	66,934.65

CASE NAME: Vanguard Airlines, Inc.							Attachment 2
CASE NUMBER: 02-50802-11-JWV

		May 03	Jun 03	Jul 03	Aug 03	Sep 03	Oct 03
Chargeback Fees and Write-offs
Processing fees for credit card chargebacks		$ -	$ -	$ -	$ -	$ -	$ -
Chargeback write-offs	(1)	1,939	-	-	-	-	(500)
		$ 1,939	$ -	$ -	$ -	$ -	$ (500)

Other operating expenses

Other		$ 797	$ 634	$ 438	$ 2,055	$ 1,098	$ 1,317
Employee T&E		817	520	1,385	-	574	828
Phone/data lines		2,401	2,967	1,118	1,000	1,000	312
Moving expense		-	-	-	1,106	11,682	275
Ad-hoc labor		2,969	475	1,675	1,075	100	100
Creditor legal fees paid from deposits		4,962	-	-	-	-	-
Insurance/General		2,719	-	(410)	5,166	-	-
Payroll taxes		2,629	1,995	1,298	359	-	-
ADP (payroll processing fees)		617	575	298	784	-	-
Copier/fax rentals		131	104	104	104	-	-
Freight		42	32	-	178	-	-
Prepetition adjustments		27	(514)	136	460	(6,204)	-
Sabre hosting fees	(2)	-	-	11,500	-	-	-
Office supplies		134	-	-	-	-	-

		$ 18,245	$ 6,789	$ 17,543	$ 12,288	$ 8,250	$ 2,833

(1)	Chargebacks arising from reasons other than cessation of operations where passenger already flew and Vanguard does not have a valid defense per credit card processors' rules.
(2)

Administrative expense claim settlement with Sabre, approved in Order entered June 18, 2003, for $41,500. The settlement amount exceeded $30,000 of administrative expenses previously accrued for these Sabre charges.

CASE NAME: Vanguard Airlines, Inc.	CASE NAME: Vanguard Airlines, Inc.
CASE NUMBER: 02-50802-11-JWV	CASE NUMBER: 02-50802-11-JWV						Attachment 3

		May 03	Jun 03	Jul 03	Aug 03	Sep 03	Oct 03

Loss on disposition of assets	Loss on disposition of assets
	Sales of assets
	Net cash proceeds	$ 30,815	$ 85,617	$ 152,599	$ 64,112	$ 38,053	$ 311,762	(1)
	Debt forgiveness	-	-
	Payment to secured creditor	-	-	-	-	-	-
	Net proceeds	30,815	85,617	152,599	64,112	38,053	311,762
	Net book value	59,444	128,459	250,298	90,904	52,378	1,842,095
	(Gain)/Loss on sale	28,630	42,842	97,699	26,791	14,325	1,530,333

	Write-off unmarketable intangible assets	217,430	-	-	-	-	-

		$ 246,059	$ 42,842	$ 97,699	$ 26,791	$ 14,325	$ 1,530,333

	(1) October 2003 Net cash proceeds arose from:
	Starman Brothers Auction sale of remaining assets; excluding aircraft parts
	Ranger Air sale of spare aircraft parts						33,351
	Sales made directly by Vanguard						8,900
							$ 311,762

CASE NAME: Vanguard Airlines, Inc.
CASE NUMBER: 02-50802-11-JWV
Attachment 4

	May 03	Jun 03	Jul 03		Aug 03	Sep 03	Oct 03

(Gain)/Loss on Debt Forgiveness

Pre-petition debt	$ -	$ -	$ 730,626	(a)	$ -	$ -	$ -
Settlement amount	-	-	(60,000)		-	-	-

	$ -	$ -	$ 670,626		$ -	$ -	$ -

(a) US Airways filed an administrative expense claim for payment of liabilities Vanguard had recorded as prepetition. Pursuant to the settlement agreement approved by the Court on July 8, 2003, Vanguard paid US Airways $60,000 in full satisfaction of the claim.